Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. ANNOUNCES REDUCTION IN SIZE OF BOARD OF DIRECTORS

Elects New Board Chairman and Lead Independent Director

OKLAHOMA CITY, Oklahoma — October 30, 2017 — LSB Industries, Inc. (NYSE: LXU) (“LSB or “the Company”) announced the resignation of Bill Murdy and Jonathan Bobb from its Board of Directors, effective October 26, 2017. With the departure of these directors, the size of LSB’s Board will be nine directors, of which six are independent. Richard Roedel, who has served on the Company’s Board since April 2015 and as Chairman of the Audit Committee since September 2015, replaces Mr. Murdy as LSB’s Lead Independent Director.

Additionally, as previously announced, Jack E. Golsen, founder and former Chief Executive Officer of LSB, will step down as the Company’s Executive Chairman effective December 31, 2017, but will remain a member the Board in the role of Chairman Emeritus. Daniel D. Greenwell, LSB’s CEO since December 2015, will succeed Mr. Golsen as Board Chairman and Richard Roedel will continue as the Company’s Lead Independent Director.

LSB’s President and CEO, Daniel Greenwell, stated, “The Board would like to thank Jack Golsen for his years of leadership as our Board Chairman. Since founding LSB in 1969, he has been a driving force behind our Company’s emergence as a leading U.S. chemical manufacturer. Jack’s experience and knowledge are invaluable to LSB, and we look forward to continuing to work with him as a member of our Board.”

Mr. Greenwell continued, “I, along with my fellow directors, would also like to thank Messrs. Murdy and Bobb for their service to our Board and the contributions they’ve made to our progress in improving our Company’s strategy, operations and liquidity position. While we will miss the benefit of their insights, the reduction in the size of our Board is consistent with our efforts to enhance shareholder value through the continued reduction of our administrative costs. We thank Bill and Jonathan for their service, and wish them all the best in their future endeavors.”

About LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, manufactures and sells chemical products for the agricultural, mining, and industrial markets. The Company owns and operates facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma, and operates a facility for a global chemical company in Baytown, Texas. LSB’s products are sold through distributors and directly to end customers throughout the United States. Additional information about the Company can be found on its website at www.lsbindustries.com.

Forward Looking Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identifiable by use of the words “may,” “believe,” “expect,” “intend,” “plan to,” “estimate,” “project” or similar expressions, and include but are not limited to: enhanced reliability at our Facilities; reducing costs; expanding into new markets; improving liquidity; reducing leverage and completing repairs on time and as estimated.

Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risk and uncertainties. Though we believe that expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may differ materially from the forward-looking statements as a result of various factors. These and other risk factors are discussed in the Company’s filings with the Securities and Exchange Commission (SEC), including those set forth under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Form 10-K for the year ended December 31, 2016 and, if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify and forward-looking statement to reflect events, new information or circumstances occurring after the date of this press release except as required by applicable law.

Company Contact: Mark Behrman, Chief Financial Officer (405) 235-4546	Investor Relations Contact: Fred Buonocore (212) 836-9607 Kevin Towle (212) 836-9620 The Equity Group Inc.

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